UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

GRAFTECH INTERNATIONAL LTD.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GrafTech Urges Stockholders to Vote Today “FOR” the Board-Recommended Nominees Using the WHITE Proxy Card

GrafTech Reminds Stockholders That Every Vote Is Important

GrafTech Urges Stockholders to Vote Today “FOR” Ms. Debra Fine and Mr. Anthony Taccone Using the WHITE Proxy Card and Vote “WITHHOLD” on the Dissident Nominee

BROOKLYN HEIGHTS, Ohio – May 6, 2024 – GrafTech International Ltd. (NYSE: EAF) (“GrafTech,” the “Company,” “we,” or “our”) today made the following statement with respect to its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 9, 2024.

GrafTech reminds stockholders that every vote is important and urges its stockholders to review the GrafTech proxy solicitation materials carefully and use the WHITE proxy card to vote today only “FOR” the nominees recommended by GrafTech’s Board of Directors (the “Board”), Ms. Debra Fine and Mr. Anthony Taccone.

The Board’s nomination of these two highly experienced, independent and qualified individuals is consistent with the Board’s objective to have a diversity of complementary skills and opinions. Ms. Fine brings over 30 years of deep knowledge of capital markets, including over two decades of investing in the steel industry, and has over 20 years of executive leadership experience as a chief executive officer. Mr. Taccone brings over 35 years of deep knowledge of the global steel industry, with an intimate understanding of our customers.

The Board’s recommendation has been supported by leading proxy advisory firm Institutional Shareholder Services ("ISS"). ISS has recommended that GrafTech stockholders vote “FOR” the nominees recommended by GrafTech’s Board, Ms. Fine and Mr. Taccone, using the WHITE proxy card. ISS further recommended that GrafTech stockholders vote “WITHHOLD” on the dissident nominee, Mr. Nilesh Undavia, and should NOT vote using the blue proxy card sent by Mr. Undavia.

The recommendation of ISS is independent recognition that GrafTech’s newly refreshed Board is focused on delivering value for all stockholders. The Board is experienced, highly engaged and majority independent. Further, the Board and management team have taken decisive action in response to the industry-wide cyclical downturn, and GrafTech is successfully executing its strategic initiatives.

In addition to voting “FOR” Ms. Fine and Mr. Taccone using the WHITE proxy card, the Board also urges GrafTech stockholders to DISCARD all blue proxy cards and materials sent by Mr. Undavia. Further, stockholders should NOT sign, return or vote any blue proxy card sent by Mr. Undavia. Only the latest validly executed proxy card will count at the Annual Meeting.

Stockholders who have any questions or need assistance voting may contact GrafTech’s proxy solicitation firm, Mackenzie Partners, Inc. They can be reached toll-free at 800-322-2885 from the U.S. or Canada or +1-212-929-5500 from other countries.

About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, with some of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, our key raw material for graphite electrode manufacturing. This unique position provides us with competitive advantages in product quality and cost.

Cautionary Note Regarding Forward‑Looking Statements
This may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, and future economic performance. Examples of forward-looking statements include, among others, statements we make regarding future estimated volume, pricing and revenue, anticipated levels of capital expenditures and cost of goods sold, and guidance relating to adjusted EBITDA and free cash flow. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the outcome of our proxy contest.

Additional factors are described in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in reports and statements filed by the Company with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It
The Company has filed with the SEC a definitive proxy statement on Schedule 14A (the “Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for the Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company’s website at http://ir.graftech.com.

Participants
GrafTech, its directors, including its director nominees, and certain of its executive officers and employees are participants in the solicitation of proxies with respect to the solicitation by the Company in connection with the Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Proxy Statement filed with the SEC on April 2, 2024, in the section entitled “Security Ownership of Certain Beneficial Owners and Management” (on page 28 and available here) and Appendix B (on page B-1 and available here). These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contacts
Stockholders and Media:
MacKenzie Partners, Inc.
800-322-2885 (toll-free from the U.S. or Canada)
+1-212-929-5500 (from other countries)
proxy@mackenziepartners.com

Investor Relations:
Michael Dillon
GrafTech
216-676-2000
investor.relations@graftech.com